UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2009

TIME WARNER CABLE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

60 Columbus Circle, New York, New York, 10023
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 364-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2009, Time Warner Cable Inc. (the “Company”) entered into a new employment agreement with Glenn A. Britt, the Company’s Chairman, President and Chief Executive Officer (the “Agreement”). The Agreement amends and restates Mr. Britt’s current employment agreement with the Company effective as of August 3, 2009, and expires on December 31, 2012 (the “Term Date”), unless earlier terminated pursuant to its terms.

The Agreement provides for: (a) a continuation of Mr. Britt’s current minimum annual base salary of $1,000,000 for the remainder of 2009 and a minimum annual base salary of $1,250,000 beginning January 1, 2010 (“Base Salary”); (b) an annual discretionary cash bonus with a target amount of 500% of his Base Salary (the “Target Bonus”) and a maximum bonus opportunity of 150% of the Target Bonus (determined pursuant to the Company’s bonus plans); and (c) annual long-term incentive compensation beginning in 2010 with a target value of $7,500,000. In addition, a subcommittee of the Compensation Committee of the Company’s Board of Directors (the “Board”) approved a grant of stock options to Mr. Britt (on the next regularly scheduled grant date following execution of the Agreement) to purchase shares of Time Warner Cable Inc. common stock (“TWC Common Stock”) with a value of $2 million determined in accordance with the Company’s option valuation procedures. As a result, on August 3, 2009, Mr. Britt was awarded stock options to purchase 159,873 shares of TWC Common Stock with an exercise price of $34.24 per share (the closing price on the date of grant) with the same vesting and other terms as the Company’s standard form of stock option agreement in effect on the date of grant. Except for the clawback and reimbursement obligations described below, Mr. Britt’s equity incentive awards will be governed by the terms of those awards.

If Mr. Britt’s employment by the Company is terminated for cause, as defined in the Agreement, or as a result of Mr. Britt’s voluntary resignation or retirement prior to the Term Date, the Company will have no further obligation to Mr. Britt other than (a) to pay Base Salary through the effective date of termination (the “termination date”); (b) to pay any bonus for any year that has been determined but not yet paid as of such termination date; and (c) with respect to any rights Mr. Britt may have pursuant to any indemnification, insurance, deferred compensation or other benefit and incentive plans or arrangements of the Company.

In the event of the automatic termination of Mr. Britt’s employment on the Term Date, the Company will have no further obligation to Mr. Britt other than (a) to pay Base Salary through the termination date; (b) to pay any bonus that has been determined but not yet paid as of such termination date; (c) to pay any bonus for the last calendar year of the term of the Agreement (i.e., 2012), or any other year during the term of the Agreement that has not been determined based on actual performance results (determined in the same manner as bonus payments in the other termination scenarios described below); and (d) with respect to any rights Mr. Britt may have pursuant to any indemnification, insurance, deferred compensation or other benefit and incentive plans or arrangements of the Company. For one year following such termination, or if earlier, until such time as he commences other full time employment, the Company will make available to Mr. Britt office space and secretarial services at a level commensurate with his reduced needs as a result of ceasing full-time status.

If Mr. Britt’s employment is terminated by the Company without cause or if Mr. Britt terminates his employment due to the Company’s material breach of its obligations under the Agreement, subject to his execution and delivery of a release, Mr. Britt will be entitled to (a) Base Salary and a pro-rata portion of any bonus through the termination date, subject to the actual achievement of the performance criteria established for the year of termination, and any prior year for which the bonus has not yet been determined, under the Company’s bonus plans, and also subject to the Board’s Compensation

Committee’s exercise of its negative discretion in such a manner that Mr. Britt’s annual bonus for the year of termination, or any prior year (if applicable), expressed as a percentage of his Target Bonus, is not less than the average percentage of bonuses (as compared to their respective target bonuses) paid to the other executive officers named in the summary compensation table in the Company’s proxy statement for the relevant year pursuant to Item 402 of Regulation S-K (or successor item or rule); (b) any accrued, but unpaid bonus for the year prior to the year of termination, which has been determined but not paid as of the termination date (if any); (c) annual Base Salary and annual cash Target Bonus paid from the termination date through a period that ends on the later of (i) September 30, 2012 and (ii) twenty-four (24) months after the termination date (“Severance Period”), subject to a limitation that the Base Salary and Target Bonus payments during such period cannot exceed amounts that would be payable during the twenty four (24) months following such termination date and, if the Severance Period is longer than twenty-four (24) months, such payments will be reduced on a pro-rata basis; and (d) continued participation during the Severance Period in the Company’s life insurance, medical, dental and hospitalization programs, Company courtesy services and financial planning services (subject to certain limitations if Mr. Britt subsequently secures employment following his termination date); provided that, during the Severance Period, Mr. Britt will not be entitled to any additional awards or grants under any stock based incentive plan. In addition, as of the termination date, Mr. Britt will no longer be permitted to contribute to or receive a Company match in the TWC Savings Plan or accrue benefit service under the Time Warner Cable Pension Plan or the Time Warner Cable Excess Benefit Pension Plan, in accordance with the terms of those plans and applicable law. Following such a termination, Mr. Britt is also entitled to the same level of reduced office and secretarial support as applies in the case of his automatic termination of employment on the Term Date.

In the event of Mr. Britt’s disability (as defined in the Agreement) during the term of the Agreement, the Company will continue to pay Mr. Britt’s full compensation through the last day of the sixth consecutive month of disability or the date on which any shorter periods of disability will have equaled a total of six months in any twelve-month period (such last day or date, the “Disability Date”). If Mr. Britt has not resumed his usual duties on or prior to the Disability Date, the Company will pay a pro-rata bonus based on actual performance results (determined in the same manner as bonus payments in the termination scenarios described above) for the year in which the Disability Date occurs and thereafter will pay Mr. Britt disability benefits for the period ending on the later of (a) the Term Date or (b) the date which is twelve months after the Disability Date (the “Disability Period”), in an annual amount equal to 75% of (i) Base Salary at the time Mr. Britt becomes disabled and (ii) Target Bonus, as well as continued participation in the Company’s benefit plans and programs during the Disability Period in accordance with plan terms and applicable law. After the Disability Period, Mr. Britt’s rights to benefits and payments under any benefit plans or any insurance or other death benefit plans or arrangements of the Company or under any equity, management incentive or other plan of the Company will be determined in accordance with the terms and provisions of such plans and any agreements under which such equity or other awards were granted.

In the event of Mr. Britt’s death during the term of the Agreement, Mr. Britt’s estate (or a designated beneficiary) will be entitled to receive Base Salary to the last day of the month in which his death occurs, any bonus award for any year prior to the year in which his death occurs that has been determined but not yet paid as of the date of his death, and bonus compensation (at the time bonuses are normally paid) for the year in which his death occurs or any other year prior to his death that has not been determined based on the actual performance results for the relevant year (determined in the same manner as bonus payments in the termination scenarios described above), but prorated according to the number of whole or partial months Mr. Britt was employed by the Company in such calendar year.

Under the terms of the Agreement, Mr. Britt remains responsible for the payment of any excise taxes that may arise under Section 280G and related provisions of the Internal Revenue Code, as amended

(“Section 280G”), in the event that any payments to him under the Agreement or any other arrangement with the Company in connection with a “change in control” of the Company (as provided for under Section 280G) would constitute “parachute payments” within the meaning of Section 280G (the “Parachute Payments”), and the Company has no “gross up” obligations. The Agreement provides, however, that Parachute Payments will either be paid in full or reduced to such lesser amounts that result in no portion of the Parachute Payments being subject to excise taxes under Section 280G, whichever would, after taking into account applicable taxes, result in Mr. Britt’s receipt, on an after-tax basis, of the greatest amount of benefits under the Agreement.

The Agreement also includes confidentiality terms, as well as non-solicitation, non-compete, and non-disparagement covenants during the term of Mr. Britt’s employment and for twelve months after a termination date (the “Restricted Period”). The non-compete terms generally prohibit Mr. Britt from rendering services to, or investing in, a “Competitive Entity” (which includes designated competitors and their affiliates as defined in the Agreement) during the Restricted Period. The non-solicitation terms prohibit Mr. Britt from soliciting any customer, independent contractor, joint venturer or supplier from terminating its business relationship with the Company and from soliciting or hiring Company employees during the Restricted Period. The non-disparagement provisions are mutual and prohibit Mr. Britt from disparaging or damaging the goodwill or business reputation of the Company or reputation of its officers or directors. Likewise, for a comparable period, the Company’s senior executive team is prohibited from disparaging or damaging Mr. Britt’s reputation.

Severance and other benefit payments under the Agreement cease if Mr. Britt accepts other employment with a Competitive Entity or breaches his general confidentiality, non-compete, non-solicitation and non-disparagement obligations, in each case during the Restricted Period. If after the expiration of the Restricted Period, but during the remaining Severance Period, Mr. Britt accepts employment with or invests in a Competitive Entity, severance payments during the remaining Severance Period are reduced dollar for dollar by all cash payments from the Competitive Entity received (or deferred) by Mr. Britt. Mr. Britt may, however, provide services to an entity that is not itself a Competitive Entity, but that is affiliated with a Competitive Entity, without incurring any reduction in severance payments so long as he demonstrates to the Company’s reasonable satisfaction that he will not, directly or indirectly, provide services to such Competitive Entity.

At the discretion of the Company’s Board or an authorized committee of the Board, the Company may recover, or “claw back,” compensation paid to Mr. Britt, and he may also forfeit certain equity- or cash-based awards, if his employment is terminated as a result of significantly objectionable conduct, including the intentional commission of a “cause” type event coupled with a significant adverse financial impact on the Company and/or if Mr. Britt breaches the non-compete covenant in his Agreement. If triggered, this repayment/forfeiture obligation applies to (a) all salary and bonuses paid to Mr. Britt during the period in which he engaged in the objectionable conduct; (b) all of Mr. Britt’s unexercised Company stock options and unsettled (both unvested and vested) equity- or cash-based awards, in each such case, granted after the effective date of the Agreement and within one year of the triggering event; (c) all gain realized upon each exercise of covered options and the value received with respect to the settlement of other covered equity- or cash-based awards; and (d) the fair market value of covered equity awards that may have vested following the event giving rise to the termination. Mr. Britt’s repayment obligations are net of taxes. The exercise by the Company of the clawback and repayment provisions of the Agreement is subject to the Company providing notice of its exercise within ninety (90) days of becoming aware of the objectionable conduct and in any event providing written notice within eighteen (18) months of its occurrence. In the case of a change of ownership or control of the Company within the meaning of Section 280G, no person acquiring ownership or control may assert any claims against Mr. Britt if at the time of such acquisition such person was aware of, or reasonably should have known of, the events or circumstances that would have provided a basis to terminate Mr. Britt’s employment.

The Agreement also provides that if it is subsequently determined by the Board or a committee thereof that any financial performance criteria is determined to be materially incorrect, and any bonus, incentive or equity grant, payment or settlement made on Mr. Britt’s behalf was based in whole or part on such materially incorrect criteria, the Board or a designated committee thereof may request repayment from Mr. Britt of the amount of the bonus, incentive or equity compensation that would have been reduced had the financial performance criteria been correctly applied. Conversely, if there is an underpayment of such compensation under such circumstances, Mr. Britt will be entitled to any additional amounts that may be due based on the correct application of such financial performance criteria.

The Company may exercise its remedies with respect to Mr. Britt’s clawback and repayment obligations by offsetting any amounts owed to him, to the extent permitted by law.

Item 8.01 Other Events.

On July 30, 2009, the Compensation Committee of the Board (and its subcommittee) approved an adjustment pursuant to Section 10(a) of the Time Warner Cable Inc. 2006 Stock Incentive Plan, as amended, to reflect the payment by the Company on March 12, 2009 of a special cash dividend of $10.27 per share ($30.81 per share after giving effect to a subsequent 1-for-3 reverse stock split) such that the maximum number of shares of TWC Common Stock with respect to which awards may be granted during a calendar year to any participant under such Plan was adjusted from 500,000 shares to 1,159,178 shares.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.

By:	/s/ Robert D. Marcus
Name:	Robert D. Marcus
Title:	Senior Executive Vice President

& Chief Financial Officer

Date:	August 6, 2009

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